Exhibit (5.1)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 30, 2020

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

Ladies and Gentlemen:

Re:	Ecolab Inc. Registration Statement on Form S-3

We have acted as special United States counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the Indenture, dated as of January 12, 2015 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), which is filed as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)      the Registration Statement;

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October 30, 2020

(b)      an executed copy of the Indenture;

(c)      an executed copy of a certificate of David F. Duvick, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)      a copy of the Company’s Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of October 26, 2020, and certified pursuant to the Secretary’s Certificate;

(e)      a copy of the Company’s By-Laws, as amended and in effect as of February 26, 2010, and in effect at all subsequent times to and including October 28, 2015, certified pursuant to the Secretary’s Certificate;

(f)       a copy of the Company’s By-Laws, as amended and in effect as of October 29, 2015, and in effect at all subsequent times to and including December 2, 2015, certified pursuant to the Secretary’s Certificate;

(g)      a copy of the Company’s By-Laws, as amended and in effect as of December 3, 2015, and in effect at all subsequent times to and including the date hereof, certified pursuant to the Secretary’s Certificate; and

(h)      a copy of certain resolutions of the Board of Directors of the Company, adopted on August 7, 2014, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

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October 30, 2020

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Indenture and the supplemental indentures and written orders establishing the terms of the Debt Securities pursuant thereto and any applicable underwriting or purchase agreement.

The opinion stated in the paragraph below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Debt Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities (as defined below) has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of the Offered Debt Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of the Offered Debt Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the general conditions have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the

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October 30, 2020

applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)      we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)      we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)      except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)      we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)      we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

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October 30, 2020

(f)       we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)      we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)      we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i)        we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Offered Debt Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(j)        to the extent that the opinion stated herein relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinion we have assumed that:

(a)      neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered Debt Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

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October 30, 2020

(b)      neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB